Exhibit 99.1

CONTACT: Terry Hammett, Investor Relations
Commercial Vehicle Group, Inc.
(614) 289-5384
FOR IMMEDIATE RELEASE

COMMERCIAL VEHICLE GROUP ANNOUNCES THIRD QUARTER 2016 RESULTS
Continued Progress with Cost Cutting and Restructuring

	Third Quarter
	2016		2015
($ in millions except EPS)	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues	$153.6	$153.6	$202.7	$202.7
Operating Income	$4.5	$6.0	$9.9	$10.3
Net Income	$1.1	$2.0	$2.6	$2.7
EPS	$0.04	$0.07	$0.09	$0.10
(See Appendix A for Reconciliation of GAAP to Non-GAAP Financial Measures )

NEW ALBANY, OHIO, November 3, 2016 /PRNewswire/ – Commercial Vehicle Group, Inc. (the “Company”) (Nasdaq: CVGI) today reported financial results for the third quarter ended September 30, 2016.

Patrick Miller, President and CEO, stated, “Our two largest end markets, North American heavy-duty truck and global construction equipment remain at depressed levels. Consequently, revenues in the third quarter were down 24 percent period-over-period. I continue to be pleased with the response of our operations and support teams to this challenging sales environment - our margins are outperforming historical sales conversions. Especially pleasing is the performance of the team leading our Global Construction and Agriculture Segment - GCA operating income improved $3 million in the quarter on lower period-over-period sales.   This proactive response to the business cycle has and continues to position CVG with a favorable cost structure that is expected to contribute to earnings when the cycle turns up.”  Miller added, “The restructuring actions to improve capacity utilization and lower landed cost to our customers continue as planned and are on time as well as at or below the initial cost estimates. We believe this restructuring, when taken together with our corporate-wide cost reduction actions, our next generation product launches, and our dedication to high product quality and delivery standards is improving customer satisfaction and will contribute to improved earnings when our end markets rebound.”

Tim Trenary, Chief Financial Officer, stated, “The Company continues to manage down investment in operating working capital. This has contributed to cash build of $45 million in the nine months ended September 30, 2016. The Company’s debt, less cash, is now just under $100 million and therefore just over two times trailing twelve month Adjusted EBITDA of $48 million. This improvement in the Company’s balance sheet and the improved cost structure that Pat described bodes well for value creation in an improved sales environment.”

Consolidated Results

•
Third quarter 2016 revenues were $153.6 million compared to $202.7 million in the prior-year period, a decrease of 24.2 percent. The decrease in revenues period-over-period reflects significantly lower heavy-duty truck production in North America as manufacturers adjust production schedules to more closely reflect replacement level orders and excess inventory of new trucks. Foreign currency translation adversely impacted third quarter 2016 revenues by $2.3 million, or by 1.1 percent when compared to the same period in the prior year.

•
Operating income in the third quarter 2016 was $4.5 million compared to operating income of $9.9 million in the prior year period. The decrease in operating income period-over-period was primarily the result of lower revenues offset somewhat by operational improvements and the benefit of the cost reduction and restructuring actions. Third quarter 2016 results include $1.5 million of costs associated with our ongoing restructuring initiatives. Third quarter 2015 results include $0.3 million of costs associated with the restructuring initiatives.

•
Net income was $1.1 million in the third quarter 2016, or $0.04 per diluted share, compared to net income of $2.6 million in the prior year period, or $0.09 per diluted share. Earnings per share, as adjusted for special items, were $0.07 per diluted share in the third quarter 2016 compared to $0.10 per diluted share in the prior-year period. Net income in the third quarter 2016 benefited from $1.5 million of tax benefit primarily as a consequence of the geographic profile of pre-tax income and loss.

As of September 30, 2016, the Company did not have any borrowings under its asset-based revolver and was not subject to any financial maintenance covenants. At September 30, 2016, the Company had liquidity of $175 million: $137 million of cash and $38 million of availability from our asset based revolver.

Segment Results

Global Truck and Bus Segment

•
Revenues for the Global Truck and Bus Segment in the third quarter 2016 were $96.0 million compared to $142.9 million for the prior year period, a decrease of 32.8 percent primarily resulting from lower North American heavy-duty truck production when compared to the same period in the prior year.

•
Operating income in the third quarter 2016 was $5.1 million compared to operating income of $16.4 million in the prior year period. The decrease in operating income period-over-period is primarily the result of the decrease in revenues offset by operational improvements and the benefit of the cost reduction and restructuring actions. Third quarter 2016 results include $1.3 million of costs associated with our ongoing restructuring initiatives. Third quarter 2015 results include $0.3 million of costs associated with the restructuring initiatives.

Global Construction and Agriculture Segment

•
Revenues for the Global Construction and Agriculture Segment in the third quarter 2016 were $59.4 million compared to $62.5 million in the prior year period, a decrease of 5.0 percent. The global construction and agriculture end markets for which we manufacture products continue to be soft. Foreign currency translation adversely impacted third quarter 2016 revenues by $2.4 million, or by 3.8 percent when compared to the same period in the prior year.

•
Operating income for the third quarter 2016 was $3.9 million compared to operating income of $0.8 million for the prior year period. Improvement in operating income period-over-period resulted primarily from operational improvements and the benefit of the cost reduction and restructuring actions. Third quarter 2016 results include $0.2 million of costs associated with our ongoing restructuring initiatives.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures referenced in this release is included as Appendix A to this release.

2016 End Market Outlook

Management estimates that the 2016 North American Class 8 truck production will be in the range of 215,000 - 225,000 units, down from a near historically high level of 323,000 units in 2015; North American Class 5-7 production is expected to be stable year-over-year. Management believes there is a bias toward continued softness in the global construction and agriculture equipment markets, more so in North America than the rest of the world.

CONFERENCE CALL

A conference call to discuss this press release is scheduled for Friday, November 4, 2016, at 10:00 a.m. ET. To participate, dial (866) 300-8704 using conference code 98513699.

This call is being webcast by Nasdaq and can be accessed at Commercial Vehicle Group’s Web site at www.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (855) 859-2056 using access code 98513699.

About Commercial Vehicle Group, Inc.
Commercial Vehicle Group, Inc. is a Delaware (USA) corporation. We were formed as a privately-held company in August 2000. We became a publicly held company in 2004. The Company (and its subsidiaries) is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the medium- and heavy-duty truck market, the medium-and heavy-construction vehicle markets, the military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational (ATV/UTV) markets. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "anticipate," "plan," "expect," "intend," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, as they relate to us, are intended to identify forward-looking statements.  In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to its plans to improve financial results and enhance the Company, the future of the Company’s end markets, Class 8 North America build rates, performance of the global construction equipment business, expected cost savings, enhanced shareholder value and other economic benefits of the consulting services, the Company’s initiatives to address customer needs, organic growth, the Company’s economic growth plans to focus on certain segments and markets and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company's ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck, medium-duty truck, construction, aftermarket, military, bus, agriculture and other markets; (v) the Company’s failure to complete or successfully integrate strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company's customers or on its business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (viii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (ix) the Company’s ability to comply with the financial covenants in its revolving credit facility; (x) the Company’s ability to realize the benefits of its cost reduction and strategic initiatives; (xi) a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements; (xii) volatility and cyclicality in the commercial vehicle market adversely affecting us; and (xiii) various other risks as outlined under the heading "Risk Factors" in the Company's Annual Report on Form 10-K

for fiscal year ending December 31, 2015. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$153,604	$202,729	$512,147	$640,649
Cost of Revenues	134,685	174,839	443,192	554,178
Gross Profit	18,919	27,890	68,955	86,471
Selling, General and Administrative Expenses	14,126	17,614	46,502	52,739
Amortization Expense	327	330	978	999
Operating Income	4,466	9,946	21,475	32,733
Interest and Other Expense	4,799	5,152	14,583	15,305
(Loss) Income Before Provision for Income Taxes	(333)	4,794	6,892	17,428
(Benefit) Provision for Income Taxes	(1,480)	2,240	461	8,076
Net Income	1,147	2,554	6,431	9,352
Less: Non-controlling interest in subsidiary’s income	—	—	—	1
Net Income Attributable to CVG Stockholders	$1,147	$2,554	$6,431	$9,351

Earnings per Common Share:
Basic and Diluted	$0.04	$0.09	$0.22	$0.32

Weighted Average Shares Outstanding:
Basic	29,449	29,149	29,449	29,149
Diluted	30,101	29,384	29,783	29,309

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except share and per share amounts)

	September 30, 2016	(As Adjusted) December 31, 2015
	(Unaudited)	(Unaudited)
ASSETS
Current Assets:
Cash	$137,064	$92,194
Accounts receivable, net of allowances of $4,287 and $4,539, respectively	104,914	130,240
Inventories	67,943	75,658
Other current assets	8,817	10,185
Total current assets	318,738	308,277
Property, plant and equipment, net of accumulated depreciation of $137,748 and $134,598, respectively	65,361	70,961
Goodwill	7,802	7,834
Intangible assets, net of accumulated amortization of $6,772 and $6,858, respectively	15,973	16,946
Deferred income taxes, net	28,496	25,253
Other assets	2,003	4,771
Total assets	$438,373	$434,042
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$59,049	$66,657
Accrued liabilities and other	51,187	48,196
Total current liabilities	110,236	114,853
Long-term debt	232,956	232,363
Pension and other post-retirement benefits	16,544	17,233
Other long-term liabilities	3,620	3,663
Total liabilities	363,356	368,112
Stockholders' Equity:
Preferred stock: $0.01 par value (5,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock: $0.01 par value (60,000,000 shares authorized; 29,448,779 shares issued and outstanding)	294	294
Treasury stock purchased from employees; 879,404 shares	(7,039)	(7,039)
Additional paid-in capital	236,622	234,760
Retained deficit	(113,722)	(122,431)
Accumulated other comprehensive loss	(41,138)	(39,654)
Total stockholders’ equity	75,017	65,930
Total liabilities and stockholders’ equity	$438,373	$434,042

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
BUSINESS SEGMENT FINANCIAL INFORMATION (Unaudited)
(Amounts in thousands)

	Three months ended September 30,
	Global Truck & Bus		Global Construction & Agriculture		Corporate / Other		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Revenues
External Revenues	$95,728	$142,614	$57,876	$60,115	$—	$—	$153,604	$202,729
Intersegment Revenues	308	274	1,499	2,397	(1,807)	(2,671)	—	—
Total Revenues	$96,036	$142,888	$59,375	$62,512	$(1,807)	$(2,671)	$153,604	$202,729
Gross Profit	10,765	23,780	8,525	5,968	(371)	(1,858)	18,919	27,890
Selling, General & Administrative Expenses	5,329	7,091	4,588	5,094	4,209	5,429	14,126	17,614
Operating Income	5,144	16,394	3,901	839	(4,579)	(7,287)	4,466	9,946

	Nine Months Ended September 30,
	Global Truck & Bus		Global Construction & Agriculture		Corporate / Other		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Revenues
External Revenues	$323,895	$437,682	$188,252	$202,967	$—	$—	$512,147	$640,649
Intersegment Revenues	771	457	5,417	8,288	(6,188)	(8,745)	—	—
Total Revenues	$324,666	$438,139	$193,669	$211,255	$(6,188)	$(8,745)	$512,147	$640,649
Gross Profit	43,019	68,010	27,100	22,229	(1,164)	(3,768)	68,955	86,471
Selling, General & Administrative Expenses	17,466	21,528	13,859	14,825	15,177	16,386	46,502	52,739
Operating Income	24,679	45,589	13,137	7,298	(16,341)	(20,154)	21,475	32,733

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating Income, as reported	$4,466	$9,946	$21,475	$32,733
Restructuring [1]	1,520	344	2,288	1,486
Impaired Asset [2]	—	—	616	—
Adjusted Operating Income	$5,986	$10,290	$24,379	$34,219

Operating Income Margin, as reported	2.9%	4.9%	4.2%	5.1%
Restructuring [1]	1.0	0.2	0.5	0.2
Impaired Asset [2]	—	—	0.1	—
Adjusted Operating Income Margin	3.9%	5.1%	4.8%	5.3%

Net Income, as reported	$1,147	$2,554	$6,431	$9,352
Restructuring [1]	1,520	344	2,288	1,486
Impaired Asset [2]	—	—	616	—
Income Tax [3]	(684)	(155)	(1,307)	(669)
Adjusted Net Income	$1,983	$2,743	$8,028	$10,169

Basic and Diluted EPS, as reported	$0.04	$0.09	$0.22	$0.32
Restructuring, net of tax[1]	0.03	0.01	0.04	0.03
Impaired Asset, net of tax[2]	—	—	0.01	—
Adjusted Basic and Diluted EPS	$0.07	$0.10	$0.27	$0.35
[1] Costs associated with restructuring, including employee severance and retention costs, lease cancellation costs, building repairs and costs to transfer equipment.
[2] Write down to market value of assets held for sale.
[3] Adjusted Net Income is calculated by applying an assumed 45 percent tax rate to the special items. This rate may not reflect the effective tax rate for the periods presented.

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended December 31	Nine Months Ended September 30	Trailing Twelve Months Ended September 30
	2015	2016	2016
Net Income	$(2,292)	$6,431	$4,139
Interest	5,850	14,792	20,642
Income Tax	1,683	461	2,144
Depreciation	4,085	11,591	15,676
Amortization	327	978	1,305
EBITDA	$9,653	$34,253	$43,906
Restructuring [1]	846	2,288	3,134
Impaired Asset [2]	$—	$616	$616
Adjusted EBITDA	10,499	37,157	47,656

[1] Costs associated with restructuring, including employee severance and retention costs, lease cancellation costs, building repairs and costs to transfer equipment.
[2] Write down to market value of assets held for sale.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items and charges that management believes reflect the cost reduction and restructuring actions being undertaken by the Company. These items and charges that are excluded have taken place over multiple prior periods without predictable trends. Management uses these non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning and to, in part, determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and comparable reporting periods. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.